JOINT FILER INFORMATION

This report is filed jointly by American Multi-Cinema, Inc., AMC Entertainment* Inc., and AMC Entertainment Holdings, Inc. American Multi-Cinema, Inc. has the* right to designate a representative to serve on National CineMedia, Inc.'s* board of directors. Craig R. Ramsey is American Multi-Cinema, Inc.'s designee* to National CineMedia, Inc.'s board of directors.

Address of each of the Reporting Persons:*
One AMC Way, 11500 Ash Street, Leawood Kansas 66211.*

Name of Designated Filer:	American Multi-Cinema, Inc.*

Date of Earliest Transaction Required to be Reported:	March 17, 2015

Relationship of Reporting Persons to Issuer:	Director and 10% Owner

Issuer Name and Ticker or Trading Symbol:	National CineMedia, Inc. (NCMI)*

	AMERICAN MULTI-CINEMA, INC.


	By:	/s/KELLY W SCHEMENAUER
	Name:	KELLY W SCHEMENAUER
		Vice President, Legal
	AMC ENTERTAINMENT INC.

	By:	/s/KELLY W SCHEMENAUER
	Name:	KELLY W SCHEMENAUER
		Vice President, Legal

	AMC ENTERTAINMENT HOLDINGS, INC.


	By:	/s/KELLY W SCHEMENAUER
	Name:	KELLY W SCHEMENAUER
		Vice President, Legal